Exhibit 5.1

Michael J. Bonner

Tel 702.792.3773

Fax 702.792.9002

bonnerm@gtlaw.com

September 5, 2013

Signature Group Holdings, Inc.

15303 Ventura Blvd., Suite 1600

Sherman Oaks, CA 91403

RE:    REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We are acting as special Nevada counsel to Signature Group Holdings, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of up to $300,000,000 in aggregate offering price of securities for sale from time to time. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as expressly stated herein with respect to the issuance of the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights and the Units (each as defined below).

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Registration Statement registers the offering by the Company of:

(i) shares of common stock, $0.01 par value per share (the “Common Stock”);

(ii) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”);

(iii) debt securities, in one or more series, any series of which may be either senior, senior subordinated, or subordinated obligations (the “Debt Securities”);

GREENBERG TRAURIG, LLP  ■  ATTORNEYS AT LAW  ■  WWW.GTLAW.COM

3773 Howard Hughes Parkway, Suite 400 North  ■  Las Vegas, Nevada 89169

■  Tel 702.792.3773  ■  Fax 702.792.9002

ALBANY

AMSTERDAM

ATLANTA

AUSTIN

BOSTON

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MEXICO CITY†

MIAMI

MILAN**

NEW JERSEY

NEW YORK

ORANGE COUNTY

ORLANDO

PALM BEACH COUNTY

PHILADELPHIA

PHOENIX

ROME**

SACRAMENTO

SAN FRANCISCO

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TEL AVIV^

TYSONS CORNER

WARSAW~

WASHINGTON, D.C.

WHITE PLAINS

*      OPERATES AS GREENBERG TRAURIG MAHER LLP

†       OPERATES AS GREENBERG TRAURIG, S.C.

^      A BRANCH OF GREENBERG TRAURIG, P.A., FLORIDA, USA

~     OPERATES AS GREENBERG TRAURIG GRZESIAK sp.k.

**    STRATEGIC ALLIANCE

Signature Group Holdings, Inc.

September 5, 2013

RE:	REGISTRATION STATEMENT ON FORM S-3

(iv) warrants to purchase shares of Common Stock, Preferred Stock or Debt Securities (“Warrants”);

(v) subscription rights for the purchase of shares of Common Stock, Preferred Stock or Debt Securities (“Subscription Rights”); and

(vi) units, in one or more series, consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants or Subscription Rights (“Units”).

The Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights and Units are collectively referred to herein as the “Securities.” Any debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or any other securities. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock or into other securities. The Debt Securities may be issued pursuant to an indenture by and between the Company and a financial institution to be identified therein as trustee in the form included as Exhibit 4.4 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”). The Warrants may be issued under on or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company to be identified therein as warrant agent. The Subscription Rights may be issued under one or more rights agreements (each a “Rights Agreement”) by and between the Company and a rights agent to be selected by the Company. The Units may be issued under one or more unit agreements (each a “Unit Agreement’) between the Company and a third party to be identified therein as unit agent. The Indenture, the Warrant Agreements, the Rights Agreements and the Unit Agreements are herein collectively called the “Agreements.”

In connection with this opinion, we have examined the Company’s Amended and Restated Articles of Incorporation, and Amended and Restated Bylaws, both currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, as well as the Registration Statement and the exhibits thereto.

In our capacity as special Nevada counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Nevada laws, in the manner presently proposed.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

GREENBERG TRAURIG, LLP

Signature Group Holdings, Inc.

September 5, 2013

RE:	REGISTRATION STATEMENT ON FORM S-3

We do not express any opinion as to the laws of any other jurisdiction other than the laws of the State of Nevada and the United States federal laws. No opinion is expressed herein with respect to (i) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date thereof.

Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or Prospectus and related Prospectus Supplements(s) and by such corporate action such shares of Common Stock will be validly issued, and the Common Stock will be fully paid and nonassessable.

2. When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Amended and Restated Articles of Incorporation and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When the Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular Debt Security have been duly established in accordance with such Indenture and authorized by all necessary corporate action of the company, and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Indenture and in the manner contemplated by the Registration Statement and/or Prospectus and related Prospectus Supplements(s) and by such corporate action, such Debt Security will be legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. When a Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of the

GREENBERG TRAURIG, LLP

Signature Group Holdings, Inc.

September 5, 2013

RE:	REGISTRATION STATEMENT ON FORM S-3

Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement and/or Prospectus and related Prospectus Supplements(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

5. When a Rights Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Subscription Rights have been duly established in accordance with such Rights Agreement and authorized by all necessary corporate action of the Company, and such Subscription Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Rights Agreement and in the manner contemplated by the Registration Statement and/or Prospectus and related Prospectus Supplements(s) and by such corporate action (assuming the securities issuable upon exercise of the Subscription Rights have been duly authorized and reserved for issuance by all necessary corporate action), the Subscription Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

6. When a Unit Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with such Unit Agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Unit Agreement and in the manner contemplated by the Registration Statement and/or Prospectus and related Prospectus Supplements(s) and by such corporate action (assuming the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action), the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to

GREENBERG TRAURIG, LLP

Signature Group Holdings, Inc.

September 5, 2013

RE:	REGISTRATION STATEMENT ON FORM S-3

stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Indenture will be duly authorized, executed, and delivered by the respective trustees thereunder. With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance. We have not independently verified any of the foregoing assumptions.

It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the prospectus included therein under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP

GREENBERG TRAURIG, LLP

GREENBERG TRAURIG, LLP